Exhibit 10.10

                       ULTRADIRECT(SM) INTERFACE AGREEMENT
                       -----------------------------------

     This Agreement is entered into by and between THE HOTEL INDUSTRY SWITCH COMPANY, a Delaware corporation, (hereinafter "THISCO") and TRAVEL NOW GLOBAL RESERVATIONS NETWORK, INC., (hereinafter "Participant"), this 17th day of September, 1997.

                                 1.0 DEFINITIONS
                                 ---------------

     1.1 For purposes of this Agreement, the following definitions shall apply:

     (i) UltraDirect(SM). A service of THISCO to provide accessors of Participant's System with Dodging Select and Lodging Connect capabilities.

     (ii) Interface. The Interface is the hardware, software and attendant technical support required to produce computer to computer communications between Participant's System and THISCO's UltraDirect.

     (iii) Participant's System. A computerized information system owned and operated by Participant or licensed to third parties providing information and other services to its accessors (which for all purposes, shall include accessors via licensees of Participant's System).

     (iv) Lodging Select(SM). A service of THISCO providing a connection with hotel or other lodging entity reservations systems which enables accessors to obtain information, including, without limitation, availability and rates, on hotel and other lodging properties in response to selected search criteria.

     (v) Lodging Connect(SM). A service of THISCO providing a connection with hotel or other lodging entity reservation systems which enables accessors to make, modify and cancel reservations.

     (vi) Net Reservations. Net Reservations are reservations by accessors of Participant's System processed through UltraDirect within a particular time period, less the number of canceled reservations by accessors of Participant's System processed through UltraDirect during the same time period.

     (vii) Information Request. An Information Request is a request for information by an accessor of Participant's System which utilizes Lodging Select.

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                         2.0 THE ULTRADIRECT(SM) SYSTEM
                         ------------------------------

     2.1 Duties of THISCO. THISCO shall produce, pursuant to a mutually agreed schedule, and maintain on a continual basis a dependable and operative interface between Participant's System and UltraDirect providing the capabilities of Lodging Sect and Lodging Connect. THISCO will provide all reasonable and necessary technical support, hardware and software, and modifications to UltraDirect so as to enable accessors of Participant's System to utilize UltraDirect.

     2.2 Duties of Participant. Participant shall use all reasonable and necessary efforts to cooperate fully with THISCO personnel with respect to the creation of the interface and the connection of UltraDirect to Participant's System. Participant shall provide technical support as reasonably necessary, and agrees to undertake such reasonable and necessary programming and modification of its system as required to produce a dependable and operable interface with UltraDirect. UltraDirect shall be used solely by Participant and accessors of Participant's System for the purposes described herein.

     2.3 Enhancement or Modification of UltraDirect. THISCO may undertake to modify the operation or enhance the capability and data base available through UltraDirect. In such even, THISCO will provide notice to Participant of such enhancement at least ninety (90) days prior to such modification or enhancement and Participant will, within the ninety (90) day period, make such adjustments and modification to its system, as may be reasonable and necessary to maintain the interface with UltraDirect.

     2.4 Enhancement or Modification of the Participant System. In the event Participant modifies the operation or enhances the capability of Participant's System, and such modification or enhancement of Participant's System is likely to or will disrupt the interface, Participant shall, at its own expense, make such adjustments and modifications to Participant's System as is reasonable and necessary to maintain the interface with UltraDirect.

     2.5 Exclusive Reservation Interface. To the extent that Participant provides LodgingSelect to any licensee or accessor of Participant's Systems, Participant agrees to process all hotel and other lodging reservation transactions by such licensee or accessor through LodgingConnect.

     2.6 Automated Information Search. Participant agrees that it will not create, utilize, participate in or knowingly permit the occurrence of non-manual repetitive Search Requests.

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                                    3.0 FEES
                                    --------

     3.1 Connection Fee. Upon full execution of this Agreement, Participant shall pay THISCO an initial payment of Two Thousand Five Hundred Dollars. Upon completion of the connection, Participant shall pay THISCO __________________.


     3.2 Monthly Maintenance Fee. Participant shall pay to THISCO a monthly maintenance fee each month during the term of the Agreement of ______________ ______________ provided that the monthly maintenance fee will be reduced to
_________________________________ for each month during which Net Reservations exceed ________________ and further provided that the monthly maintenance fee will be reduced to _____ for each month during which Net Reservations exceed ___
_____________.

     3.3 Communication and Other Costs. Participant shall be solely responsible for the cost of dedicated leased data lines, dial up lines and all other communication related costs incurred in connection with the interface. Each party shall bear its own costs for modems purchased or leased as necessary for communications between Participant's System and UltraDirect.

     3.4 Payment of Fees and Costs. THISCO will invoice Participant monthly for all fees and costs to be paid by Participant pursuant to this Agreement. Participant shall pay each invoice upon receipt and, in any event, within 30 days of receipt of each invoice. In the event an invoice is not paid within 30 days of its receipt, Participant agrees to pay y interest on all amounts over 30 days old at an annual rate of 15% or 1 1/4% per month. All fees and costs due THISCO shall be paid in U.S. dollars.

                                    4.0 TERM
                                    --------

     4.1 Term of Agreement. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall begin upon execution of this Agreement and shall continue thereafter for a period of sixty
(60) months provided, however, the term of this Agreement shall be automatically extended for additional one (1) year terms unless either party shall, at least sixty (60) days prior to the expiration of the initial or any extended term, give notice of termination of the Agreement at the end of the term.

                                 5.0 TERMINATION
                                 ---------------

     5.1 Termination by Participant. Upon the occurrence of an Event of Default (as hereinafter defined) by THISCO and the failure of THISCO to cure such default after written notice and opportunity to cure as provided by Section 6.3 hereof, Participant may terminate this Agreement at any time within thirty (30) days after the expiration of the cure period provided in Section 6.3.

     5.2 Termination by THISCO. Upon the occurrence of an Event of Default (as hereinafter defined) by Participant and the failure of Participant to cure such default after written notice and opportunity to cure as provided by Section 6.3 hereof, THISCO may terminate this Agreement at any time within thirty (30) days after the expiration of the cure period provided in Section 6.3.

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                                   6.0 DEFAULT
                                   -----------

     6.1 Events of Default. Subject to Section 6.2 hereof, any one of the following listed occurrences shall be considered an Event of Default:

     (i) The failure to pay any amount due hereunder within the time required;

     (ii) The refusal or failure to diligently and in good faith perform each and every material provision of this Agreement;

     (iii) The application by Participant or THISCO for or the consenting to the appointment of a receiver, a trustee or liquidator of all or of a substantial portion of its assets; the making by Participant or THISCO of a general assignment for the benefit of creditors; Participant or THISCO being adjudicated a bankrupt or becoming insolvent; Participant or THISCO filing a voluntary petition in bankruptcy or filing a petition or answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any law (whether federal or state) relating to relief of debtors, or admitting (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceedings (whether federal or state) relating to relief of debtors; Participant or THISCO admitting in writing that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature; Participant or THISCO suffering or permitting to continue for ninety (90) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking reorganization of such party or which appoints a receiver, trustee or liquidator of such party or of all or a substantial part of any of its assets; attachment, execution or other judicial seizure of all or substantially all of the assets of Participant or THISCO, where such seizure is not discharged within ninety
     (90) days; or the filing of any involuntary petition in bankruptcy against Participant or THISCO which is not dismissed within ninety (90) days of its filing.

     6.2 Force Majeure. It shall not constitute a default if an Event of Default is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if an Event of Default results from any such occurrence and continues for more than 30 consecutive days, either party may terminate this Agreement by providing notice as required herein.

     6.3 Notice of Default. Upon the occurrence of an Event of Default, the non-defaulting party shall give written notice to the defaulting party specifying the alleged default. The defaulting party shall then be entitled to 10 days after receipt of such notice within which to cure any monetary default and 30 days within to cure any non-monetary default.

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                               7.0 CONFIDENTIALITY
                               -------------------

     7.1 Confidential Information. During the term of this Agreement, it is acknowledged by Participant and THISCO that each may receive or have access to confidential and proprietary information of the other party including, but not limited to, software, codes, specifications, data base and trade secrets ("Confidential Information"). Each party acknowledges that it shall not acquire any ownership or other rights in or to Confidential Information of the other, and shall use the Confidential Information only for the purposes of the performance of this Agreement, and shall keep confidential and not disclose the Confidential Information to any other person, firm or corporation without the prior written consent of the other party. Any Confidential Information transmitted in writing or by other tangible media shall remain the property of the owner and shall be returned to the owner at its request, together with all copies made thereof, at the conclusion of this Agreement. The parties agree that the provisions of this Section 7 shall survive the expiration or termination of this Agreement.

     7.2 Use of Marks. Participant acknowledges that "UltraDirect", "LodgingSelect" and "LodgingConnect" are each service marks of THISCO and Participant agrees to not use any of THISCO's marks in any way including, but not limited to, in any advertising or promotional materials, without the prior written approval of THISCO.

                               8.0 INDEMNIFICATION
                               -------------------

     8.1 Indemnification in the Event of Certain Losses. Participant agrees to indemnify and hold harmless THISCO and THISCO's affiliates, directors, officers, employees and other stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring on account of Participant's fault and through no fault of THISCO ("THISCO's Losses"). THISCO agrees to indemnify and hold harmless Participant, and Participant's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring on account of THISCO's fault and through no fault of Participant ("Participant's Losses"). Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 8.l, such indemnified party shall give prompt notice thereof to the indemnifying party and the indemnifying party shall be entitled to participant therein or, to the extent that it shall wish, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement.

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                          9.0 DISCLAIMER OF WARRANTIES
                          ----------------------------

     9.1 DISCLAIMER AND WAIVER. THISCO SHALL NOT BE RESPONSIBLE OR LIABLE FOR
(i) ANY INACCURACIES OR FALSIFICATIONS IN THE DATA OR THE INFORMATION PROCESSED VIA ULTRADIRECT (ii) NOR SHALL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE SERVICES TO BE PROVIDED AS SET FORTH HEREIN, EXCEPT FOR BREACH OF THIS AGREEMENT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (iii) ANY CLAIM, DAMAGE OR LIABILITY OF ANY NATURE ARISING OUT OF AN ACCESSOR'S USE OF PARTICIPANT'S SYSTEM (INCLUDING ULTRADIRECT). ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED AND WAIVED.

     9.2 No Consequential Damages. Neither party shall be liable to the other for any consequential damages proximately caused or resulting from any breach of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

     9.3 Repair of UltraDirect. Notwithstanding any other provision of this Agreement, the only obligation of THISCO in the event of a material failure in the operation or performance of UltraDirect shall be to repair the system within seven (7) days of receipt of written notice from Participant requesting such repair. Failure to cure such material failure within seven (7) days shall give rise to an immediate right of termination by Participant.

                                10. MISCELLANEOUS
                                -----------------

     10.01 Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Each party shall select one arbitrator and the two arbitrators selected shall select a third neutral arbitrator. All reasonable and necessary costs and fees (including attorney's fees) incurred in connection with the arbitration shall be borne by the losing party or assessed in the award as otherwise deemed appropriate by the arbitrators. If the demand for arbitration is initiated by Participant, venue of the arbitration proceedings shall be determined by THISCO. If the demand for arbitration is initialed by THISCO, venue of the arbitration proceedings shall be determined by Participant.

     10.02 Non-Exclusive Agreement. Except as otherwise provided herein, each party acknowledges that this is not an exclusive agreement with respect to the interface between UltraDirect and Participant's System and that each party may contract with other parties providing same or similar services.

     10.03 Status of Parties. This Agreement shall not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length. THISCO shall not be deemed by this Agreement to be granting a license to Participant, with respect to UltraDirect or any software or service mark related thereto, or otherwise, this being a contract for the use and rendering of services only.

     10.04 Assignment. This Agreement is not assignable by THISCO or Participant without the prior written consent, of the non- assigning party, (and such consent shall not be unreasonably withheld) provided that THISCO may assign Agreement to an affiliate or in the event of an acquisition, merger or sales of substantially all assets.

     10.05 Notices. All notices, requests, consents, payments and other communications contemplated hereby shall be in writing and (a) personally delivered, (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, or
(d) by facsimile transmission, as follows:

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     If to                                   If to
     THISCO:                                 Participant:
     3811 Turtle Creek Blvd.                 318 Park Central East
     Suite 1100                              Suite 306
     Dallas, TX 75219                        Springfield, MO 65806
     Attention:  John F. Davis, III          Attention:  Chris Nobel
     (Facsimile (214) 528-5675)              Facsimile (417) 864-8811

or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices shall be deemed given and received at the time of personal delivery o, if sent by U.S. mail, three (3) business days after mailing, or, if sent by overnight courier, one (1) business day after such sending.

     10.06 Controlling Law. This Agreement shall be interpreted pursuant to the laws of the State of Texas. The venue for any suit brought with respect to or arising out of this Agreement shall be in the City of Dallas, Texas in the state or federal courts situated in Dallas County, Texas. The parties hereto hereby waive all objections, and they hereby consent to such jurisdiction and venue.

     10.07 Entire Agreement. This Agreement constitutes the entire agreement between THISCO and Participant with respect to the implementation and operation of UltraDirect and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon be either party with respect to the subject matter of this Agreement which are not contained in this Agreement.

     10.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting form merger, acquisition, reorganization or assignment pursuant to the terms hereof.

     10.09 Confidentially of the Agreement. The parties agree that the terms and provisions of this Agreement shall be kept confidential and shall be disclosed only to those persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity.

THE HOTEL INDUSTRY SWITCH                  TRAVEL NOW GLOBAL RESERVATIONS
COMPANY                                    NETWORK, INC.

By: /s/ Signature on file                  By: /s/ Chris Noble
-------------------------                  -------------------
Its:                                       Its: Chris Noble
                                                Vice President
Date: 9/30/97                              Date: 9/17/97